               December 2000



               Materials Prepared for Discussion


               [LOGO]
                                   Crown Central Petroleum Corporation

               Valuation Update

Valuation of Crown
--------------------------------------------------------------------------------

               (Dollars in Millions)
               ===========================================================================================================
                                                      DISCOUNTED              COMPARABLE               COMPARABLE
                                                     CASH FLOW/(1)/           ACQUISITION               COMPANIES
               -----------------------------------------------------------------------------------------------------------
               Pasadena                             $  113  -  $143            $ 90 - $110             $100 - $115
               Tyler                                    42  -  53                30 - 40                 30 - 40
               Retail                                  100  -  123              125 - 145               110 - 130
               Wholesale                                18  -  20                16 - 22                 15 - 20
                                                    ---------------            -----------             -----------
                  Total Operating Segments          $  273  -  $339            $261 - $317             $255 - $305

               Less Corporate Overhead               (100)  -  (115)          (100) - (115)            (100) - (115)
                                                    ---------------            -----------             -----------
                  Total Enterprise Value            $  174  -  $224            $161 - $202             $155 - $190

               Plus NPV of NOL (Base Case)              16  -  17              16   -  17               16  - 17

               Net Debt (9/30/00)/(2)/                    (128)                   (128)                   (128)
                                                    ---------------            -----------             -----------
               Equity Value                         $  61   -  $113             $49 - $90               $43 - $78

               Per Share Value/(3)/                 $6.11   -  $11.20         $4.88 - $8.98           $4.28 - $7.79
               -----------------------------------------------------------------------------------------------------------

               (1) Represents Upside Case. Base Case value per share range is $3.95 - $8.60.
               (2)  Total Debt less Cash and Equivalents.
               (3) Assumes 4.817 million Class A and 5.249 million Class B shares outstanding as of 9/30/00.


CREDIT | FIRST
SUISSE | BOSTON

                                                                               2
Discounted Cash Flow Analysis of Crown

-------------------------------------------------------------------------------


               (Dollars in Millions)
               =============================================================================================================
                                                          DOWNSIDE                 BASE                    UPSIDE
               -------------------------------------------------------------------------------------------------------------
               Pasadena/(1)/                             $ 98  - $125            $105  - $134            $113  - $143
               Tyler/(1)/                                  35  - 43                39  -   48                42  - 53
               Retail/(2)/                                 80  - 100               90  -  111              100  - 123
               Wholesale/(3)/                              18  - 20                18  -   20                18  - 20
                                                       ----------------         -------------           -------------
                  Total Operating Segments               $230  - $287            $252  - $313            $273  - $339

               Less Corporate Overhead/(4)/              (100) - (115)          (100)  - (115)          (100)  - (115)
                                                       ----------------         -------------           -------------
                  Total Enterprise Value                 $131  - $172            $152  - $198            $174  - $224

               Plus NPV of NOL                             16  -   17              16  -   17              16  -   17
               Net Debt (9/30/00)/(5)/                       (128)                   (128)                   (128)
                                                       ----------------         -------------           -------------

               Equity Value                               $18  - $61              $40  - $87              $61  - $113

               Per Share Value/(6)/                     $1.83  - $6.04          $3.95  - $8.60          $6.11  - $11.20
               -------------------------------------------------------------------------------------------------------------

               (1) Low end based on 12% discount rate and 4.0x EBITDA terminal value; High end based on 11% discount rate and 5.0x EBITDA terminal value.
               (2) Low end based on 11% discount rate and 5.5x EBITDA terminal value; High end based on 10% discount rate and 6.5x EBITDA terminal value.
               (3) Low end based on 12% discount rate and 4.0x EBITDA terminal value; High end based on 11% discount rate and 5.0x EBITDA terminal value.
               (4) Low end based on 11% discount rate and 4.0x EBITDA terminal value; High end based on 10% discount rate and 5.0x EBITDA terminal value.
               (5) Total debt less cash and equivalents.
               (6) Assumes 4.817 million Class A and 5.249 million Class B shares outstanding as of 9/30/00.


CREDIT | FIRST
SUISSE | BOSTON

 Discounted Cash Flow Analysis - Assumptions
--------------------------------------------------------------------------------

               Valued Crown as of 1/1/2001. Assumed 2000 Plan for all cases, 2.5% inflation post 2000 and Statoil Agreement to end in October 2000.

---------------------------------------------  -------------------------------------------  ----------------------------------------
               DOWNSIDE CASE                                   BASE CASE                                   UPSIDE CASE
---------------------------------------------  -------------------------------------------  ----------------------------------------
 Refining                                       Refining                                    Refining

   .   $4.80 in 2000 (Crown Plan)                 .   $4.80 in 2000 (Crown Plan)               .   $4.80 in 2000 (Crown Plan)

   .   $3.30 in 2001 (CSFB                        .   $3.30 for 2001 - 2005                    .   $3.30 for 2001 (CSFB
       Equity Research)                               (CSFB Equity Research)                       Equity Research)
       [_]  Negative 0.5% growth
            2002 - 2005                                                                        .   0.5% growth 2002 - 2005

 Retail                                         Retail                                      Retail

   .   9.6 cpg gasoline margin in                 .   9.6 cpg gasoline margin in               .   9.6 cpg gasoline margin in
       2000 (Crown Plan)                              2000 (Crown Plan)                            2000 (Crown Plan)
       [_]  Flat 2001 - 2005                          [_]  0.5% growth in 2001 -                   [_]  1.0% growth in 2001 -
                                                           2005                                         2005
   .   2.0% p.a. gasoline volume                  .   2.0% p.a. gasoline volume                .   2.0% p.a. gasoline volume
       growth                                         growth                                       growth

   .   2.5% p.a. merchandise                      .   3.0% p.a. merchandise                    .   3.5% p.a. merchandise
       sales growth                                   sales growth                                 sales growth
---------------------------------------------  -------------------------------------------  ----------------------------------------

CREDIT | FIRST
SUISSE | BOSTON

                                                                               4
Summary Comparable Acquisition Analysis
-------------------------------------------------------------------------------

(Dollars in Millions)
===============================================================================================================================
PARAMETER                                   DATA             MULTIPLE RANGE         ENTERPRISE VALUE        REFERENCE RANGE
-------------------------------------------------------------------------------------------------------------------------------
Pasadena
LTM EBITDA/(1)/                            $19.4              4.5x  -   5.5x         $ 87.5 -  $106.9
                                                                                                          ------------------
1999 Capacity (MB/D)                         100             $ 900  - $1,100         $ 90.0 -  $110.0           $ 90  - $110
                                                                                                          ------------------
Tyler
LTM EBITDA/(1)/                            $(1.9)             4.5x  -   5.5x               NM -  NM
                                                                                                          ------------------
1999 Capacity (MB/D)                          52             $ 900  - $1,100         $ 46.8 -  $ 57.2           $ 30  - $ 40
                                                                                                          ------------------
Retail
LTM EBITDA/(1)/                            $21.2              5.5x  -   6.5x         $116.7 -  $137.9
                                                                                                          ------------------
Number of Stations                           331          $400,000  - $500,000       $132.4 -  $165.5           $125  - $145
                                                                                                          ------------------
Wholesale+

                                                                                                          ------------------
Total Capacity (MMBBL)                       1.6             $ 9.0  - $15.0          $14.6 -   $24.3            $ 16  - $ 22
                                                                                                          ------------------
Less:  Corporate Overhead                                                                                     $(100) - $(115)
                                                              --------------------------------------------------------------
                                                               Enterprise Value Reference Range                $161  -  $202
                                                              --------------------------------------------------------------
Plus:  NPV of NOLs (Base Case)                                                                                  $16  -  $17
Net Debt (9/30/00)                                                                                                $(128)
                                                              --------------------------------------------------------------
                                                               Equity Value Reference Range                     $49  -  $90
                                                              --------------------------------------------------------------
                                                              ---------------------------------------------------------------
                                                               Per Share Value Reference Range                 $4.88 -  $8.98
                                                              ---------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1)   Excludes non-recurring items.


CREDIT | FIRST
SUISSE | BOSTON

Selected Comparable Acquisitions
-------------------------------------------------------------------------------

Refining Comparable Acquisitions
====================================================================================================================================
                                            PURCHASE                 NELSON       NELSON               PURCHASE PRICE/
                                                                                            ----------------------------------------
DATE   BUYER           SELLER              PRICE (MM)   CAPACITY   COMPLEXITY    CAPACITY   CAPACITY   NELSON CAPACITY    EBITDA
------------------------------------------------------------------------------------------------------------------------------------
7/00   UDS             Tosco                  $650      168,000       12.4         2,083      3,869         $312            4.1x
6/99   Frontier Oil    Equilon                $170      109,000       10.6         1,155      1,560         $147            NA
7/98   Clark USA       BP-Lima                $175      170,000        7.2         1,224      1,029         $143            NA
5/98   Valero          Mobil-Paulsboro        $228      155,000       11.2         1,736      1,471         $131            3.0x
3/97   Valero          Basis Petroleum        $285      260,100       11.4         2,965      1,096         $ 96            4.7x
8/89   Crown Central   La Gloria Oil & Gas    $ 71       55,000        8.5           468      1,291         $150            3.5x
------------------------------------------------------------------------------------------------------------------------------------

Wholesale Comparable Acquisitions
====================================================================================================================================
                                                                             PURCHASE               STORAGE         PURCHASE PRICE/
DATE   BUYER                SELLER              LOCATION                    PRICE ($MM)  # TERML  CAPACITY (MMBBL)      CAPACITY
------------------------------------------------------------------------------------------------------------------------------------
12/99  Equilon Motiva       Clark USA           IL, IN, MI, MO, OH, TX, WI    $35.0          15        4.32             $ 8.09
12/98  Transmontaigne       Sunoco              Rensselaer, NY                $ 5.4           1        0.51             $10.55
6/98   Transmontaigne       ITAPCO              Various                       $32.0          17        3.30             $ 9.70
6/95   International        Petroleum Fuel      St. Louis, MO / Granite
        Dunraine             & Terml.             City, IL                    $23.2           2        1.20             $19.33
4/95   Giant Industries     Texaco              Albuquerque, NM               $ 1.4           1        0.15             $ 9.33
------------------------------------------------------------------------------------------------------------------------------------

CREDIT  FIRST
SUISSE  BOSTON

-------------------------------------------------------------------------------

Retail Comparable Acquisitions
====================================================================================================================================
                                                             PURCHASE                                            PURCHASE PRICE/
                                                                                                               ---------------------
DATE   BUYER                    SELLER                       PRICE (MM)  STORE COUNT   LOCATION                STORE COUNT  EBITDA
------------------------------------------------------------------------------------------------------------------------------------
7/00   USA Grocers              USRP                          $ 33             41      GA                         $805        NA
2/00   Orloski Service Station  Uni-Marts, Inc.               $ 41             43      PA                         $953        NA
12/99  Tosco                    Exxon Mobil                   $860          1,740      Northeast                  $494       5.7x
12/99  Ultramar Diamond         Various /(1)/                 $ 59            217      Southeast                  $271        NA
5/99   Clark USA                Apollo                        $255            671      Midwest                    $380       6.5x
7/98   E-Z Serve Corp.          EBC Texas Acquisition Corp.   $106            494      LA, FL, GA, AL, NC, TX     $215        NA
2/96   Tosco Corp.              Circle K                      $900          2,387      Southeast/West             $377       6.6x
------------------------------------------------------------------------------------------------------------------------------------

(1)  Figures represent aggregate numbers for both transactions of 1999.


CREDIT | FIRST
SUISSE | BOSTON

Summary Comparable Company Analysis
--------------------------------------------------------------------------------

(Dollars in Millions)
=======================================================================================================================
PARAMETER                                   DATA           MULTIPLE RANGE     ENTERPRISE VALUE RANGE    REFERENCE RANGE
-----------------------------------------------------------------------------------------------------------------------
Pasadena
2001 EBITDA                                 $33.0            4.0x - 5.0x          $131.9 - $164.8
2000 EBITDA                                 $30.9            4.5x - 5.5x          $139.2 - $170.1
                                                                                                        -----------------
3Y Hist. Avg. EBITDA                        $14.2            7.0x - 8.0x          $ 99.2 - $113.4          $100 - $115
                                                                                                        -----------------
Tyler
2001 EBITDA                                 $12.1            4.0x - 5.0x          $ 48.5 - $60.6
2000 EBITDA                                 $29.2            4.5x - 5.5x          $131.4 - $160.6
                                                                                                        -----------------
3Y Hist. Avg. EBITDA                        $ 2.8            7.0x - 8.0x          $ 19.4 - $22.2            $30 -  $40
                                                                                                        -----------------
Retail
2001 EBITDA                                 $19.3            5.0x - 6.0x          $ 97.6 - $117.1
2000 EBITDA                                 $18.3            5.5x - 6.5x          $100.9 - $119.3
                                                                                                        -----------------
3Y Hist. Avg. EBITDA                        $22.0            6.0x - 7.0x          $131.9 - $153.9          $110 - $130
                                                                                                        -----------------
Wholesale
2001 EBITDA                                 $ 2.0            4.0x - 5.0x          $  8.1 - $10.1
2000 EBITDA                                 $18.4            4.5x - 5.5x          $ 82.6 - $101.0
                                                                                                        -----------------
3Y Hist. Avg. EBITDA                        $(3.4)           7.0x - 8.0x              NM - NM               $16 -  $22
                                                                                                        -----------------
Less:  Corporate Overhead                                                                                 $(100) - $(115)
                                                        -----------------------------------------------------------------
                                                         Enterprise Value Reference Range                  $155 - $190
                                                        -----------------------------------------------------------------
Plus:  NPV of NOLs (Base Case)                                                                              $16 -  $17
Net Debt (9/30/00)                                                                                            $(128)
                                                        -----------------------------------------------------------------
                                                         Equity Value Reference Range                       $43 -  $78
                                                        -----------------------------------------------------------------
                                                        -----------------------------------------------------------------
                                                         Per Share Value Reference Range                  $4.28 -  $7.79
                                                        -----------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

Note:   2000 and 2001 EBITDA estimates based on Base Case.


CREDIT | FIRST
SUISSE | BOSTON

Selected Comparable Companies
--------------------------------------------------------------------------------

Refining
(Dollars in Millions)
====================================================================================================================================
                          MARKET    ENTERPRISE        AMV/EBITDA                            MARKET CAPITALIZATION
                                                   -----------------       ---------------------------------------------------------
COMPANY                   VALUE       VALUE        2000         2001       2000CF      2001CF      2000NI       2001NI    BOOK VALUE
------------------------------------------------------------------------------------------------------------------------------------
Giant                    $   66.1    $  294.0        NA           NA          NA          NA          NA           NA          0.5x
Holly                       103.1       156.1        NA           NA          NA          NA          NA           NA          0.8
Sunoco                    2,482.5     3,382.5        3.9x         4.3x        4.0x        3.5x        7.1x         8.3x        1.5
Tosco                     4,581.4     7,185.1        5.5          4.8         5.7         4.9         9.9          7.9         2.0
UDS                       2,455.2     4,258.8        4.5          4.6         3.9         4.0         6.4          7.2         1.5
Valero Energy             2,203.9     3,701.5        5.0          5.5         3.6         4.6         6.8          9.2         1.7

                                                   ---------------------------------------------------------------------------------
Average                                              4.7x         4.8x        4.3x        4.3x        7.6x         8.2x        1.3x
Median                                               4.8          4.7         4.0         4.3         7.0          8.1         1.5
                                                   ---------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Note:   Prices as of December 8, 2000.  CSFB Equity Research estimates.

Retail
(Dollars in Millions)
------------------------------------------------------------------------------------------------------------------------------------
                          MARKET    ENTERPRISE        AMV/EBITDA                            MARKET CAPITALIZATION
                                                   -----------------       ---------------------------------------------------------
COMPANY                   VALUE       VALUE        2000         2001       2000CF      2001CF      2000NI       2001NI    BOOK VALUE
------------------------------------------------------------------------------------------------------------------------------------
Casey's                  $  573.4    $  726.0        6.1x         5.7x        6.6x        5.9x       12.8x        11.4x        2.0x
Pantry                      161.9       680.8        5.4          4.8         2.4         2.0        12.1          7.4         1.7
7-Eleven                    883.9     2,606.8        5.6          5.2         3.0         2.7        10.0          7.7         NM

                                           ---------------------------------------------------------------------------------------
Average                                              5.7x         5.3x        4.0x        3.5x       11.7x         8.9x        1.9x
Median                                               5.6          5.2         3.0         2.7        12.1          7.7         1.9
                                           ---------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

Note:   Prices as of December 8, 2000.  Wall Street Equity Research estimates.